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                              CONSULTING AGREEMENT

         AGREEMENT made as of the 8th day of July, 1999 by and between PICK Communications Corp. and its subsidiaries (the "Company") with an address at 155 Route 46 West, Wayne, New Jersey 07470 and Thomas M. Malone (the "Consultant"), an individual residing at 1817 St. Boniface Street, Vienna, Virginia 22182.

                               W I T N E S S E T H

         WHEREAS, the Consultant has resigned from employment and as a member of the Board of Directors of the Company effective July 8, 1999 and simultaneously entered into a Confidential Separation Agreement and Release of All Claims ("Separation Agreement") which remains in full force and effect;

         WHEREAS, the Company also desires to retain the Consultant to provide consulting services; and

         WHEREAS, the Consultant desires to be retained to render such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. The Company hereby retains the Consultant and the Consultant hereby accepts such retention to perform consulting services related to:

            a. assisting in the preparation of budgets, projections and business plans for the Company;

            b. assisting in the recruitment of all senior management including, but not limited to, his replacement as Chief Executive Officer;

            c. assisting the Company in screening, evaluating, and recommending commercial and investment bankers, underwriters and professional consultants in order to carry out the Company's financing goals, including, but not limited to, when necessary, assisting in the structuring of any required financings;

            d. assisting the Company on the preparation and attendance at appropriate presentations to consummate any desired financing;

            e. market the products and services of PickSat and PickOnline.com to corporations and be compensated for such services under a separate compensation agreement.

         In regard to the foregoing, subject to the terms set forth below, the Consultant shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon no
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less than three business day's notice, unless the Consultant agrees to a lesser amount of notice for specific requested services hereunder.

         2. In addition, the Consultant shall hold himself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice. Nothing herein shall require the Company to utilize the Consultant's services for any item enumerated in Paragraph 1 or in any particular transaction, nor shall it limit the Company's obligations arising under any other agreement or understanding.

         3. This Agreement is for a term of twelve (12) months from the date hereof, unless mutually agreed to and extended in writing and subject to earlier termination as provided in Section 7 below.

         4. (a) For the services described in Paragraphs 1 and 2 of the Agreement, the Company shall extend the time provided in Consultant's Stock Option Agreement dated March 16, 1999, to purchase an additional 500,000 shares of the Company's common stock at a price of $.50 per share as follows: options corresponding to 125,000 shares are exercisable commencing upon the execution of this Agreement; options corresponding to the next 125,000 shares are exercisable at any time on or after October 8, 1999; options corresponding to the next 125,000 shares are exercisable at any time on or after January 8, 2000; and options corresponding to the last 125,000 shares are exercisable at any time on or after April 8, 2000 until July 8, 2001, provided this Agreement is not terminated as provided in Section 7 below. Pursuant to the terms of the Separation Agreement, the Consultant currently may exercise up to 1,000,000 options at $.50 per share until July 8, 2000.

            (b) In addition the extension of the options described above, the Company will reimburse the Consultant within 14 days of submission to the Company for all reasonable travel and out-of-pocket expenses incurred by the Consultant in the performance of his duties hereunder, and the Consultant shall account for such expenses to the Company; provided, however, that any expense in excess of $500 shall require the prior written approval of the Company and all airfare arrangements are to be made by the Company on Company credit cards. The Consultant shall receive no other consideration from the Company other than as described in this Section 4.

         5. The Company agrees, at its sole expense, to use its best efforts to cause the common stock underlying the Options under this Agreement as well as under the Separation Agreement to become registered under the Securities Act of 1933, as amended (the "Act"), as soon as practicable, on the next registration statement on Form S-8 filed by the Company.

         6. All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall devote such time and effort to the performance of its duties hereunder as the Consultant shall determine is reasonably necessary

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for such performance. The Consultant may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of its obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Consultant.

         In the event that the Company fails or refuses to furnish any such material or information reasonably requested by the Consultant, and thus prevents or impedes the Consultant's performance hereunder, any inability of the Consultant to perform shall not be a breach of his obligations hereunder.

         7. If, during the term of this Agreement, the Consultant voluntarily terminates his services or is terminated by the Company for Cause, as such term is defined below, then the term of this Agreement shall end without further action by either part hereto, and all rights and obligations of the parties hereunder, shall terminate as of such date except options already vested pursuant to Section 4(a), and obligations set forth in Paragraphs 8, 9 and 10 hereof and under the Separation Agreement. For the purposes of this Agreement, "Cause" shall mean either the non- performance of the Consultant's duties set forth herein, as reasonably determined by the Company, or the conviction of the Consultant for a felony or a crime of moral turpitude.

         8. Consultant will adhere to the confidentiality/non-compete agreement, dated April 30, 1999, entered into by and between the Company and the Consultant which is incorporated by reference herein.

         9. The Company and Consultant agree that neither party will disparage the reputation and/or character of the other party to any third party. Furthermore, the content and/or wording of any press release or other public disclosure that refers to Consultant's separation from the Company as Chief Executive Officer and retention as a Consultant shall be mutually agreed to by and between the Consultant and the Company in advance of its release.

         10. The Company and the Consultant agree to indemnify and hold each other harmless, including their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which the Consultant or the Company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the Consultant's service pursuant to this Agreement. This Paragraph shall survive the termination of this Agreement.

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         11. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

         12. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

         13. Any notices hereunder shall be sent to the Company and to the Consultant at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given by giving written notice to the other of such change of address in the manner herein provided.

         14. This Agreement has been made in the State of New Jersey and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

         15. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

         16. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 10, and their respective heirs, administrators, successors and permitted assigns.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                           PICK COMMUNICATIONS CORP.


                                           By: /s/ Diego Leiva
                                              ----------------------------------
                                              Diego Leiva, Chairman of the Board

                                           CONSULTANT:


                                           By: /s/ Thomas M. Malone
                                              ----------------------------------
                                              Thomas M. Malone, individually

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